Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 19, 2007 relating to the consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc. as of and for the years ended December 31, 2006 and 2005, included in this Form 10-KSB, into the Company’s previously filed Registration Statements on Forms S-8 (File Nos. 333-127557 and 333-124928).

/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 30, 2007